As filed with the Securities and Exchange Commission on March 31, 2011

Registration No. 333-172525

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRIMAS CORPORATION

(FOR REGISTRANT GUARANTORS, PLEASE SEE
TABLE OF REGISTRANT GUARANTORS ON THE FOLLOWING PAGE)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3452 (Primary Standard Industrial Classification Code Number)	38-2687639 (I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan  49304
(248) 631-5450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua A. Sherbin, Esq.
General Counsel
TriMas Corporation
39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan  49304
(248) 631-5450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jonathan A. Schaffzin, Esq.

Douglas S. Horowitz, Esq.
Cahill Gordon & Reindel LLP

80 Pine Street
New York, New York  10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(5)(6)
Primary Offering:
Common Stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities of TriMas Corporation by the Subsidiary Guarantors (4)
Total Primary Offering	$250,000,000		$250,000,000	$29,025
Secondary Offering:
Common Stock, par value $0.01 per share	11,904,972	$21.07	$250,837,760	$29,122
Total Registration Fee				$58,147

(1)      An indeterminate number of or aggregate principal amount of shares of common stock and debt securities of the registrant, as shall have an aggregate initial offering price not to exceed $250,000,000 as may from time to time be issued at an indeterminate price. This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”). If any debt securities are issued at an original issue discount, then the debt securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $250,000,000.  The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for such conversion or exchange.  Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)      Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3)      Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered. The registration fee is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for the common stock of TriMas Corporation as reported on the Nasdaq Global Select Market on February 22, 2011. The total registration fee is $58,147. Pursuant to Rule 457(p), the unused registration fee of $4,193 previously paid in connection with the filing of the Registration Statement on Form S-3, file No. 333-168487, is credited against the registration fee payable in connection with this Registration Statement. Accordingly, after application of this credit, $53,954 is due.

(4)      The term “Subsidiary Guarantors” refers to TriMas Company LLC, Arrow Engine Company, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Compac Corporation, Dew Technologies, Inc., Hi-Vol Products LLC, Keo Cutters, Inc., Lake Erie Products Corporation, Monogram Aerospace Fasteners, Inc., NI Industries, Inc., Norris Cylinder Company, Richards Micro-Tool, Inc., Rieke Corporation, Rieke Leasing Co., Incorporated, Rieke of Mexico, Inc., The Hammerblow Company, LLC, TriMas International Holdings LLC, Lamons Gasket Company and Towing Holding LLC.

(5)      No separate consideration will be received for the guarantees by the Subsidiary Guarantors of the debt securities of TriMas Corporation.  Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

(6)      The Registration Fee was previously paid to the Commission.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Table of Registrant Guarantors(1)

Name	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number
TRIMAS COMPANY LLC	Delaware	04-3676587	9995
ARROW ENGINE COMPANY	Delaware	38-2260420	3510
CEQUENT PERFORMANCE PRODUCTS, INC.	Delaware	38-2935446	3714
CEQUENT CONSUMER PRODUCTS, INC.	Ohio	34-1852889	3714
COMPAC CORPORATION	Delaware	38-2773373	2891
DEW TECHNOLOGIES, INC.	Ohio	31-1044308	3841
HI-VOL PRODUCTS LLC	Delaware	20-0010458	3714
KEO CUTTERS, INC.	Michigan	38-3212119	3541
LAKE ERIE PRODUCTS CORPORATION	Ohio	34-0660861	3452
MONOGRAM AEROSPACE FASTENERS, INC.	Delaware	95-4339614	3728
NI INDUSTRIES, INC.	Delaware	03-0452932	3490
NORRIS CYLINDER COMPANY	Delaware	33-0333261	3412
RICHARDS MICRO-TOOL, INC.	Delaware	38-2641296	3541
RIEKE CORPORATION	Indiana	31-0934085	3050
RIEKE LEASING CO., INCORPORATED	Delaware	38-2751413	9995
RIEKE OF MEXICO, INC.	Delaware	38-2251192	3050
THE HAMMERBLOW COMPANY, LLC	Wisconsin	39-1272042	3714
TRIMAS INTERNATIONAL HOLDINGS LLC	Delaware	27-1163036	9995
LAMONS GASKET COMPANY	Delaware	38-2337967	3452
TOWING HOLDING LLC	Delaware	20-5639674	9995

(1)      The address of the principal executive offices of each additional registrant is 39400 Woodward Avenue, Suite 130 Bloomfield Hills, Michigan  49304 (248) 631-5450

EXPLANATORY NOTE

We are filing this Pre-Effective Amendment No. 1 (this “Amendment”) for the purpose of (i) adding Keo Cutters, Inc. as a Registrant Guarantor to the Registration Statement on Form S-3 (the “Original Filing”), (ii) providing additional information under the heading “Indemnification of Directors and Officers” in Part II of the Original Filing and (iii) providing additional information requested by the Commission in their letter dated March 25, 2011.

The information in this prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 31, 2011

PROSPECTUS

COMMON STOCK AND DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF TRIMAS
CORPORATION BY THE SUBSIDIARY GUARANTORS

AND

11,904,972 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDER

We may sell from time to time in one or more offerings up to $250,000,000 in the aggregate of:

•        shares of our common stock;

•        our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•        any combination of the foregoing.

We may sell any combination of these securities, in one or more offerings, up to an aggregate offering price of $250,000,000 on terms to be determined at the time of the offering.  The debt securities registered hereunder may be fully and unconditionally guaranteed by certain subsidiaries of the TriMas Corporation, which may include the Subsidiary Guarantors.  In addition, the Selling Stockholder may sell from time to time up to 11,904,972 shares of our common stock and may issue an indeterminate number of shares of our common stock upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, held by the Selling Stockholder described in the section entitled “Selling Stockholders” on page 31 of this prospectus.  The Selling Stockholder may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section entitled “Plan of Distribution” on page 32 of this prospectus.  We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.  We are contractually obligated to pay all expenses of registration incurred in connection with this offering for the sale of our common stock by the Selling Stockholder, except any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of the shares.

This prospectus describes some of the general terms that may apply to these securities.  We will provide the specific terms of any such offering in one or more supplements to this prospectus each time we sell securities hereunder.  We can only use this prospectus to offer and sell our securities by also including a prospectus supplement relating to any such offer and sale.

We or the Selling Stockholder may sell the securities directly to you, through agents, underwriters and broker-dealers that we or the Selling Stockholder select.  If we or the Selling Stockholder use agents, underwriters or broker-dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TRS.”  On February 22, 2011, the last reported sale price of our common stock on the NASDAQ Global Select Market was $21.01.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2011.

You should read this prospectus and the information incorporated by reference carefully before you invest.  Such documents contain important information you should consider when making your investment decision.  See “Information Incorporated by Reference” on page 37.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.  You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings and allows the Selling Stockholder to offer and sell in one or more offerings.  Using this prospectus, we may offer up to a total dollar amount of $250,000,000 of these securities and the Selling Stockholder may offer to sell up 11,904,972 shares of our common stock.

This prospectus provides you with a general description of the securities we or the Selling Stockholder may offer.  Each time we or the Selling Stockholder offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  That prospectus supplement may include additional risk factors about us and the terms of that particular offering.  Prospectus supplements may also add to, update or change the information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement.  In addition, as we describe in the section entitled “Information Incorporated by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries.  Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

Unless the context otherwise requires, the terms “TriMas,” “the Company,”  “the registrants,” “we,” “us” and “our” refer to TriMas Corporation and its subsidiaries, and  the term “Subsidiary Guarantors” refers to, collectively, TriMas Company LLC, Arrow Engine Company, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Compac Corporation, Dew Technologies, Inc., Hi-Vol Products LLC, Keo Cutters, Inc., Lake Erie Products Corporation, Monogram Aerospace Fasteners, Inc., NI Industries, Inc., Norris Cylinder Company, Richards Micro-Tool, Inc., Rieke Corporation, Rieke Leasing Co., Incorporated, Rieke of Mexico, Inc., The Hammerblow Company, LLC, TriMas International Holdings LLC, Lamons Gasket Company and Towing Holding LLC.

ABOUT THE REGISTRANTS

We are a global manufacturer and distributor of products for commercial, industrial and consumer markets.  Most of our businesses share important characteristics, including leading market shares, strong brand names, broad product offerings, established distribution networks, relatively high operating margins, relatively low capital investment requirements, product growth opportunities and strategic acquisition opportunities.  We believe that a majority of our 2010 net sales were in markets in which our products enjoy the number one or number two market position within their respective product categories.  In addition, we believe that in many of our businesses, we are one of only a few manufacturers in the geographic markets where we currently compete.

Our principal executive offices are located at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan 48304.  Our telephone number is (248) 631-5450.  Our web site address is www.trimascorp.com.  The information on our website is not part of this prospectus.

THE OFFERING BY SELLING STOCKHOLDER

Selling Stockholder	Heartland Industrial Associates, L.L.C. (“Heartland,” or the “Selling Stockholder”)

Common stock offered by the Selling Stockholder	Up to 11,904,972 shares of our common stock(1)

Use of proceeds

Proceeds from the sale of common stock covered by this prospectus will be received by the Selling Stockholder. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We have been advised by the Selling Stockholder that the shares they may sell under this prospectus would be sold, if at all, in order to provide liquidity to the Selling Stockholder’s investors.

NASDAQ symbol	TRS

(1)      The offering by the Selling Stockholder also relates to an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

RISK FACTORS

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, as well as any amendments thereto reflected in subsequent filings with the United States Securities and Exchange Commission (the “SEC”), which are incorporated herein by reference in their entirety.  The risks and uncertainties described below are those that we have identified as material, but are not the only risks and uncertainties facing us.  Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also impact our business operations, financial results and liquidity.

Risks Related to Our Business

We have a history of net losses.

While we generated net income of $45.3 million for the year ended December 31, 2010, we incurred net losses of $0.2 million and $136.2 million for the years ended December 31, 2009 and 2008, respectively. The loss in 2008 principally resulted from pre-tax, non-cash goodwill and indefinite-lived impairment charges of $166.6 million, included in continuing operations. The losses in 2009 and 2008 were also impacted by losses from discontinued operations of $13.0 million and $12.1 million, respectively. In addition, interest expense associated with our highly leveraged capital structure, non-cash expenses such as depreciation and amortization of intangible assets and other asset impairments also contributed to our net losses. We may experience net losses in the future.

Our businesses depend upon general economic conditions and we serve some customers in highly cyclical industries; as such we are subject to the loss of sales and margins due to an economic downturn or recession.

Our financial performance depends, in large part, on conditions in the markets that we serve in both the U.S. and global economies. Some of the industries that we serve are highly cyclical, such as the automotive, construction, industrial equipment, energy, aerospace and electrical equipment industries. We may experience a reduction in sales and margins as a result of a downturn in economic conditions or other macroeconomic factors. Lower demand for our products may also negatively affect the capacity utilization of our production facilities, which may further reduce our operating margins.

Many of the markets we serve are highly competitive, which could limit the volume of products that we sell and reduce our operating margins.

Many of our products are sold in competitive markets. We believe that the principal points of competition in our markets are product quality and price, design and engineering capabilities, product development, conformity to customer specifications, reliability and timeliness of delivery, customer service and effectiveness of distribution. Maintaining and improving our competitive position will require continued investment by us in manufacturing, engineering, quality standards, marketing, customer service and support of our distribution networks. We may have insufficient resources in the future to continue to make such investments and, even if we make such investments, we may not be able to maintain or improve our competitive position. We also face the risk of lower-cost foreign manufacturers located in China, Southeast Asia and other regions competing in the markets for our products and we may be driven as a consequence of this competition to increase our investment overseas. Making overseas investments can be highly complicated and we may not always realize the advantages we anticipate from any such investments. Competitive pressure may limit the volume of products that we sell and reduce our operating margins.

Increases in our raw material or energy costs or the loss of critical suppliers could adversely affect our profitability and other financial results.

We are sensitive to price movements in our raw materials supply base. Our largest material purchases are for steel, copper, aluminum, polyethylene and other resins and energy. Prices for these products fluctuate with market conditions and we have experienced sporadic increases recently. We may be unable to completely offset the impact with price increases on a timely basis due to outstanding commitments to our customers, competitive considerations or our customers’ resistance to accepting such price increases and our financial performance may be adversely impacted by further price increases. A failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, could have a material adverse effect on us. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

We may be unable to successfully implement our business strategies. Our ability to realize our business strategies may be limited.

Our businesses operate in relatively mature industries and it may be difficult to successfully pursue our growth strategies and realize material benefits therefrom. Even if we are successful, other risks attendant to our businesses and the economy generally may substantially or entirely eliminate the benefits. While we have successfully utilized some of these strategies in the past, our growth has principally come through acquisitions.

Our products are typically highly engineered or customer-driven and we are subject to risks associated with changing technology and manufacturing techniques that could place us at a competitive disadvantage.

We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success depends on our ability to continue to meet our customers’ changing expectations with respect to these criteria. We anticipate that we will remain committed to product research and development, advanced manufacturing techniques and service to remain competitive, which entails significant costs. We may be unable to address technological advances, implement new and more cost-effective manufacturing techniques, or introduce new or improved products, whether in existing or new markets, so as to maintain our businesses’ competitive positions or to grow our businesses as desired.

We depend on the services of key individuals and relationships, the loss of which could materially harm us.

Our success will depend, in part, on the efforts of our senior management, including our chief executive officer. Our future success will also depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us.

We have substantial debt and interest payment requirements that may restrict our future operations and impair our ability to meet our obligations.

We continue to have indebtedness that is substantial in relation to our shareholders’ equity. As of December 31, 2010, we have approximately $494.7 million of outstanding debt and approximately $112.3 million of shareholders’ equity. After consideration of our interest rate swap agreements, approximately 10% of our debt bears interest at variable rates. We may experience material increases in our interest expense as a result of increases in interest rate levels generally. Our debt service payment obligations in 2010 were approximately $47.7 million and, based on amounts outstanding as of December 31, 2010, a 1% increase in the per annum interest rate for our variable rate debt would increase our interest expense by approximately $0.3 million annually. Our degree of leverage and level of interest expense may have important consequences, including:

•                  our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors and make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses;

•                  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

•                  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts, general corporate or other purposes may be impaired;

•                  a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our operations, capital expenditures, future business opportunities or obligations to pay rent in respect of our operating leases; and

•                  our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions may limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes.

Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategies.

Restrictions in our debt instruments and accounts receivable facility limit our ability to take certain actions and breaches thereof could impair our liquidity.

Our credit facility and the indenture governing our senior secured notes contain covenants that restrict our ability to:

•                  pay dividends or redeem or repurchase capital stock;

•                  incur additional indebtedness and grant liens;

•                  make acquisitions and joint venture investments;

•                  sell assets; and

•                  make capital expenditures.

Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. Our accounts receivable facility contains covenants similar to those in our credit facility and includes additional requirements regarding our receivables. We may not be able to satisfy these covenants in the future or be able to pursue our strategies within the constraints of these covenants. Substantially all of our assets and the assets of our domestic subsidiaries (other than our special purpose receivables subsidiary) are pledged as collateral pursuant to the terms of our credit facility. A breach of a covenant contained in our debt instruments could result in an event of default under one or more of our debt instruments, our accounts receivable facility and our lease financing arrangements. Such breaches would permit the lenders under our credit facility to declare all amounts borrowed thereunder to be due and payable, and the commitments of such lenders to make further extensions of credit could be terminated. In addition, such breach may cause a termination of our accounts receivable facility. Each of these circumstances could materially and adversely impair our liquidity.

We have significant goodwill and intangible assets, and future impairment of our goodwill and intangible assets could have a material negative impact on our financial results.

We test goodwill and indefinite-lived intangible assets for impairment on an annual basis as of October 1, and more frequently if we experience changes in our business conditions that indicate an interim test may be required, by comparing the estimated fair values with their respective carrying values. We estimate the fair value of our goodwill and indefinite-lived intangible assets utilizing a combination of a discounted cash flow approach, which is based upon management’s operating budget and internal five-year forecast, and market-based valuation measures that consider earnings multiples (for goodwill testing) and royalty rates (for indefinite-lived intangible asset testing). We test goodwill for impairment by comparing the estimated fair value of each of our reporting units, determined using a combination of the aforementioned techniques, to its respective carrying value on our balance sheet. If carrying value exceeds fair value, then a possible impairment of goodwill exists and further evaluation is performed. We test indefinite-lived intangible assets by comparing the estimated fair value of the assets, determined based on discounted future cash flows related to the net amount of royalty expenses avoided due to the existence of the trademark or trade name, to the carrying value. If the carrying value exceeds fair value, an impairment charge is recorded.

The utilization of a discounted cash flow approach in the impairment test for both goodwill and indefinite-lived intangible assets requires us to make significant estimates regarding future revenues and expenses, projected capital expenditures, changes in working capital and the appropriate discount rate. The projections also take into account several factors including current and estimated economic trends and outlook, costs of raw materials, consideration of our market capitalization in comparison to the estimated fair value of our reporting units determined using discounted cash flow analyses and other factors that are beyond our control.

At December 31, 2010, our goodwill and intangible assets were approximately $365.8 million and represented approximately 39.6% of our total assets. Our net loss of $136.2 million for the year ended December 31, 2008, included $166.6 million of pre-tax charges for impairment of goodwill and indefinite-lived intangible assets in continuing operations, and $0.9 million of such charges in discontinued operations. If we experience declines in sales and operating profit or do not meet our current and forecasted operating budget, we may be subject to future goodwill impairments. In addition, while the fair value of our remaining goodwill exceeds its carrying value, significantly different assumptions regarding future performance of our businesses or significant declines in our stock price could result in additional impairment losses. Because of the significance of our goodwill and intangible assets, any future impairment of these assets could have a material adverse effect on our financial results.

We may face liability associated with the use of products for which patent ownership or other intellectual property rights are claimed.

We may be subject to claims or inquiries regarding alleged unauthorized use of a third party’s intellectual property. An adverse outcome in any intellectual property litigation could subject us to significant liabilities to third parties, require us to license technology or other intellectual property rights from others, require us to comply with injunctions to cease marketing or using certain products or brands, or require us to redesign, reengineer, or rebrand certain products or packaging, any of which could affect our business, financial condition and operating results. If we are required to seek licenses under patents or other intellectual property rights of others, we may not be able to acquire these licenses on acceptable terms, if at all. In addition, the cost of responding to an intellectual property infringement claim, in terms of legal fees and expenses and the diversion of management resources, whether or not the claim is valid, could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to adequately protect our intellectual property.

While we believe that our patents, trademarks and other intellectual property have significant value, it is uncertain that this intellectual property or any intellectual property acquired or developed by us in the future, will provide a meaningful competitive advantage. Our patents or pending applications may be challenged, invalidated or circumvented by competitors or rights granted thereunder may not provide meaningful proprietary protection. Moreover, competitors may infringe on our patents or successfully avoid them through design innovation. Policing unauthorized use of our intellectual property is difficult and expensive, and we may not be able to, or have the resources to, prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the U.S. The cost of protecting our intellectual property may be significant and have a material adverse effect on our financial condition and future results of operations.

We may incur material losses and costs as a result of product liability, recall and warranty claims that may be brought against us.

We are subject to a variety of litigation incidental to our businesses, including claims for damages arising out of use of our products, claims relating to intellectual property matters and claims involving employment matters and commercial disputes.

We currently carry insurance and maintain reserves for potential product liability claims. However, our insurance coverage may be inadequate if such claims do arise and any liability not covered by insurance could have a material adverse effect on our business. Although we have been able to obtain insurance in amounts we believe to be appropriate to cover such liability to date, our insurance premiums may increase in the future as a consequence of conditions in the insurance business generally or our situation in particular. Any such increase could result in lower net income or cause the need to reduce our insurance coverage. In addition, a future claim may be brought against us that could have a material adverse effect on us. Any product liability claim may also include the imposition of punitive damages, the award of which, pursuant to certain state laws, may not be covered by insurance. Our product liability insurance policies have limits that, if exceeded, may result in material costs that could have an adverse effect on our future profitability. In addition, warranty claims are generally not covered by our product liability insurance.

Further, any product liability or warranty issues may adversely affect our reputation as a manufacturer of high-quality, safe products, divert management’s attention, and could have a material adverse effect on our business. In addition, the Lamons Gasket business within our Energy reportable segment is a party to lawsuits related to asbestos contained in gaskets formerly manufactured by it or its predecessors. Some of this litigation includes claims for punitive and consequential as well as compensatory damages. We are not able to predict the outcome of these matters given that, among other things, claims may be initially made in jurisdictions without specifying the amount sought or by simply stating the minimum or maximum permissible monetary relief, and may be amended to alter the amount sought. Of the 8,200 claims pending at December 31, 2010, 40 set forth specific amounts of damages (other than those stating the statutory minimum or maximum). 28 of the 40 claims sought between $1.0 million and $5.0 million in total damages (which includes compensatory and punitive damages), 9 sought between $5.0 million and $10.0 million in total damages (which includes compensatory and punitive damages) and 3 sought over $10.0 million (which includes compensatory and punitive damages). Solely with respect to compensatory damages, 30 of the 40 claims sought between $50,000 and $600,000, 7 sought between $1.0 million and $5.0 million and 3 sought over $5.0 million. Solely with respect to punitive damages, 28 of the 40 claims sought between $1.0 million and $2.5 million, 9 sought between $2.5 million and $5.0 million and 3 sought over $5.0 million. Total defense costs from January 1, 2010 to December 31, 2010 were approximately $2.9 million and total settlement costs (exclusive of defense costs) for all asbestos cases since inception have been approximately $5.8 million through December 31, 2009. To date, approximately 50% of our costs related to defense and settlement of asbestos litigation have been covered by our primary insurance. Effective February 14, 2006, we entered into a coverage-in-place agreement with our first level excess carriers regarding the coverage to be provided to us for asbestos-related claims when our primary insurance is exhausted. The coverage-in-place agreement makes asbestos defense costs and indemnity insurance coverage available to us that might otherwise be disputed by the carriers and provides a methodology for the administration of such expenses. Nonetheless, the Company believes it is likely that there will to be a period within the next three years, prior to the commencement of coverage under this agreement and following exhaustion of the Company’s primary insurance coverage, during which the Company likely will be solely responsible for defense costs and indemnity payments, the duration of which would be subject to the scope of damage awards and settlements paid. We also may incur significant litigation costs in defending these matters in the future. We may be required to incur additional defense costs and pay damage awards or settlements or become subject to equitable remedies that could adversely affect our businesses.

Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations.

We are subject to federal, state, local and foreign environmental laws and regulations which impose limitations on the discharge of pollutants into the ground, air and water and establish standards for the generation, treatment, use, storage and disposal of solid and hazardous wastes, and remediation of contaminated sites. We may be legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. We have been named as potentially responsible parties under CERCLA (the federal Superfund law) or similar state laws in several sites requiring clean-up related to disposal of wastes we generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. We have entered into consent decrees relating to two sites in California along with the many other co-defendants in these matters. We have incurred substantial expenses for each of these sites over a number of years, a portion of which has been covered by insurance. In addition to the foregoing, our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property, including those properties made the subject of sale-leaseback transactions for which we have provided environmental indemnities to the lessors. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws. We must also comply with various health and safety regulations in the U.S. and abroad in connection with our operations.

We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, however, and we may incur material costs or liabilities in the future that could adversely affect us. There can be no assurance that we have been or will be at all times in substantial compliance with environmental health and safety laws. Failure to comply with any of these laws could result in civil, criminal, monetary and non-monetary penalties and damage to our reputation. In addition, potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response.

Our growth strategy includes the impact of acquisitions. If we are unable to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of our acquisitions, we may be adversely affected.

One of our principal growth strategies is to pursue strategic acquisition opportunities. Since our separation from Metaldyne in June 2002, we have completed fifteen acquisitions. Each of these acquisitions required integration expense and actions that negatively impacted our results of operations and that could not have been fully anticipated beforehand. In addition, attractive acquisition candidates may not be identified and acquired in the future, financing for acquisitions may be unavailable on satisfactory terms and we may be unable to accomplish our strategic objectives in effecting a particular acquisition. We may encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could materially and adversely affect our business strategy and financial condition and results of operations.

We have significant operating lease obligations and our failure to meet those obligations could adversely affect our financial condition.

We lease many of our manufacturing facilities and certain capital equipment. Our annualized rental expense in 2010 under these operating leases was approximately $15.4 million. A failure to pay our rental obligations would constitute a default allowing the applicable landlord to pursue any remedy available to it under applicable law, which would include taking possession of our property and, in the case of real property, evicting us. These leases are categorized as operating leases and are not considered indebtedness for purposes of our debt instruments.

We may be subject to further unionization and work stoppages at our facilities or our customers may be subject to work stoppages, which could seriously impact the profitability of our business.

As of December 31, 2010, approximately 28% of our work force in our continuing operations was unionized under several different unions and bargaining agreements. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations.

In addition, if a greater percentage of our work force becomes unionized, our labor costs and risks associated with strikes, work stoppages or other slowdowns may increase.

On July 10, 2009, we reached a mutually agreeable settlement with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (“Union”) regarding the duration of a neutrality agreement we have with the Union. The agreement commits us to remain generally neutral in Union organizing drives through the duration of the agreement. On August 17, 2009, the Union began an organizing drive under the terms of the neutrality agreement at our facility located in Houston, Texas, which is included in our Energy segment. Since the Union obtained a simple majority of authorization cards during the organizing drive, on November 4, 2009 we recognized the Union at this facility. The recognition requires us and the Union to negotiate a first collective bargaining agreement within 180 days from the date of recognition. Under the neutrality agreement, there is no threat of strike or work slowdown during the first collective bargaining agreement. On December 10, 2009, we received a notice of filing petition for union decertification at the Houston, Texas facility. A decertification vote administered by the National Labor Relations Board occurred on August 26, 2010, however, those ballots were impounded in light of the Union’s previously field request for review. The matter is still pending with the National Labor Relations Board.

On December 4, 2009, we received a notice of filing petition for union representation election filed by the International Association of Machinists and Aerospace workers with regard to our Engineered Components facility located in Plymouth, Massachusetts. On January 15, 2010, a vote was held according to the rules of the National Labor Relations Board. The union was unsuccessful in receiving the simple majority of the required votes; therefore, the Plymouth, Massachusetts facility remains union free.

Other than as described above, we are not aware of any present active union organizing drives at any of our other facilities. We cannot predict the impact of any further unionization of our workplace.

Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are included. In addition, organizations responsible for shipping our customers’ products may be impacted by occasional strikes or other activity. Any interruption in the delivery of our customers’ products could reduce demand for our products and could have a material adverse effect on us.

Our healthcare costs for active employees and future retirees may exceed our projections and may negatively affect our financial results.

We maintain a range of healthcare benefits for our active employees and a limited number of retired employees pursuant to labor contracts and otherwise. Healthcare benefits for active employees and certain retirees are provided through comprehensive hospital, surgical and major medical benefit provisions or through health maintenance organizations, all of which are subject to various cost-sharing features. Some of these benefits are provided for in fixed amounts negotiated in labor contracts with the respective unions. If our costs under our benefit programs for active employees and retirees exceed our projections, our business and financial results could be materially adversely affected. Additionally, foreign competitors and many domestic competitors provide fewer benefits to their employees and retirees, and this difference in cost could adversely impact our competitive position.

A growing portion of our sales may be derived from international sources, which exposes us to certain risks which may adversely affect our financial results and impact our ability to service debt.

Approximately 17.6% of our net sales for the year ended December 31, 2010 were derived from sales by our subsidiaries located outside of the U.S. We may significantly expand our international operations through internal growth and acquisitions. Sales outside of the U.S., particularly sales to emerging markets, and manufacturing in non-US countries are subject to various other risks which are not present within U.S. markets, including governmental embargoes or foreign trade restrictions such as anti-dumping duties, changes in U.S. and foreign governmental regulations, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries that could affect our financial results and reduce our ability to service debt.

Our stock price may be subject to significant volatility due to our own results or market trends.

If our revenue, earnings or cash flows in any quarter fail to meet the investment community’s expectations, there could be an immediate negative impact on our stock price. Our stock price could also be impacted by broader market trends and world events unrelated to our performance.

Risks Related to Our Common Stock

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.  We have 400,000,000 shares of common stock authorized for issuance under our certificate of incorporation and 34,065,856 shares of common stock outstanding as of December 31, 2010.  All of the shares of common stock sold in this offering will be freely tradeable without restrictions or further registration under the Securities Act.  In addition, certain parties to our shareholders agreement have the right, subject to the limitations in the shareholders agreement, to exercise certain piggyback registration rights in connection with other registered offerings. Substantial sales by Heartland or the perception that these sales will occur may materially and adversely affect the price of our common stock.

If we sell or issue additional shares of common stock to finance future acquisitions, your stock ownership could be diluted.

Part of our growth strategy is to expand into new markets and enhance our position in existing markets through acquisitions.  In order to successfully complete acquisitions we may target or fund our other activities, we may issue additional equity securities that could be dilutive to our earnings per share and to your stock ownership.  The timing and quantity of the shares of our common stock that will be sold may have a negative impact on the market price of our common stock.  Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or in connection with acquisition financing), or the perception that such sales could occur, may materially and adversely affect prevailing market prices for our common stock.

Possible volatility in our stock price could negatively affect our stockholders.

The trading price of our common stock may be volatile in response to a number of factors, many of which are beyond our control, including actual or anticipated variations in quarterly financial results; changes in financial estimates or recommendations by securities analysts; changes in accounting standards, policies, guidance, interpretations or principles; sales of common stock by us or members of our management team; and announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.  In addition, our financial results may be below the expectations of securities analysts and investors.  If this were to occur, the market price of our common stock could decrease, possibly significantly.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations.  These fluctuations often have been unrelated to the operating performance of companies in these markets.  Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance.  In the past, following periods of volatility in the market price of an individual company’s securities, securities class action litigation often has been instituted against that company.  The institution of similar litigation against us could result in substantial costs and a diversion of our management’s attention and resources, which could negatively affect our financial results.

Heartland owns approximately 33.9% of our voting common equity.

Heartland Industrial Partners (“Heartland”) beneficially owns approximately 33.9% of our outstanding voting common equity. As a result, Heartland has the power to substantially influence all matters submitted to our stockholders, exercise significant influence over our decisions to enter into any corporate transaction and any transaction that requires the approval of stockholders regardless of whether other stockholders believe that any such transactions are in their own best interests. For example, Heartland could cause us to make acquisitions that increase the amount of our indebtedness, sell revenue-generating assets or cause us to undergo a “going private” transaction with it or one of its affiliates based on its ownership without a legal requirement of unaffiliated shareholder approval. In addition, Heartland has the power to control the election of a majority of our directors. So long as Heartland continues to own a significant amount of the outstanding shares of our common stock, it will continue to be able to strongly influence or effectively control our decisions. Its interests may differ from other stockholders and it may vote in a way with which other stockholders disagree. In addition, this concentration of ownership may have the effect of preventing, discouraging or deterring a change of control. One of our directors is the Managing Member of Heartland’s general partner.

We are party to certain transactions with Heartland and its affiliates which may continue in the future.

While we have no current plans with respect to additional related party transactions with Heartland or its affiliates, apart from those existing and ordinary course matters we may enter into such transactions in the future.  Our debt instruments currently require that, principles of corporate law may recommend that and we intend to, enter into such transactions only on arm’s length third party terms.  However, we cannot assure you that, should we enter into any such transactions, they would not be detrimental to us and to shareholders other than the relevant affiliated party or that there will be relevant arm’s length third party transactions to which we may compare.

Provisions of Delaware law, our certificate of incorporation and by-laws, could delay or prevent a change in control of our company, which could adversely impact the value of our common stock.

Our certificate of incorporation and by-laws contain provisions that could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders.  Our certificate of incorporation and by-laws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions.  For example, our certificate of incorporation authorizes our Board of Directors to determine the rights, preferences, privileges and restrictions of an unissued series of preferred stock, without any vote or action by our shareholders.  Thus, our Board of Directors is able to authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock.  Additional provisions include the sole power of our Board of Directors to fix the number of directors, limitations on the removal of directors, the sole power of our Board of Directors to fill any vacancy on our board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise, and the inability of shareholders to act by written consent to call special meetings.  These rights may have the effect of delaying or deterring a change of control of our company.  In addition, a change of control of our company may be delayed or deterred as a result of our having three classes of directors.  These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.  See “Description of Capital Stock.”

We have no plans to pay regular dividends on our common stock, so you may not receive funds without selling your common stock.

We have not declared or paid cash dividends on our common stock since becoming a stand-alone entity in June 2002 and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  In addition, restrictions in our credit facility and our indenture governing the notes restrict our ability to pay dividends.  We currently intend to retain future earnings, if any, to finance our business and growth strategies.  Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain forward-looking statements (as that term is defined by the federal securities laws) about our financial condition, results of operations and business.  You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and similar words used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties.  Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk factors” and elsewhere in this prospectus or any documents we incorporate by reference herein or therein.  These cautionary statements qualify all forward-looking statements attributed to us or persons acting on our behalf.  When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt.  Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows.

Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-related factors such as:

•                       We have a history of net losses;

•                       Our businesses depend upon general economic conditions and we serve some customers in highly cyclical industries; as such we are subject to the loss of sales and margins due to an economic downturn or recession;

•                       Many of the markets we serve are highly competitive, which could limit the volume of products that we sell and reduce our operating margins;

•                       Increases in our raw material or energy costs or the loss of critical suppliers could adversely affect our profitability and other financial results;

•                       We may be unable to successfully implement our business strategies.  Our ability to realize our business strategies may be limited;

•                       Our products are typically highly engineered or customer driven and we are subject to risks associated with changing technology and manufacturing techniques that could place us at a competitive disadvantage;

•                       We depend on the services of key individuals and relationships, the loss of which could materially harm us;

•                       We have substantial debt and interest payment requirements that may restrict our future operations and impair our ability to meet our obligations;

•                       Restrictions in our debt instruments and accounts receivable facility limit our ability to take certain actions and breaches thereof could impair our liquidity;

•                       We have significant goodwill and intangible assets, and future impairment of our goodwill and intangible assets could have a material negative impact on our financial results;

•                       We may face liability associated with the use of products for which patent ownership or other intellectual property rights are claimed;

•                       We may be unable to adequately protect our intellectual property;

•                       We may incur material losses and costs as a result of product liability, recall and warranty claims that may be brought against us;

•                       Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations;

•                       Our growth strategy includes the impact of acquisitions.  If we are unable to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of our acquisitions, we may be adversely affected;

•                       We have significant operating lease obligations and our failure to meet those obligations could adversely affect our financial condition;

•                       We may be subject to further unionization and work stoppages at our facilities or our customers may be subject to work stoppages, which could seriously impact the profitability of our business;

•                       Our healthcare costs for active employees and future retirees may exceed our projections and may negatively affect our financial results;

•                       A growing portion of our sales may be derived from international sources, which exposes us to certain risks which may adversely affect our financial results and impact our ability to service debt;

•                       Our stock price may be subject to significant volatility due to our own results or market trends;

•                       Future sales of our common stock in the public market could cause our stock price to fall;

•                       If we sell or issue additional shares of common stock to finance future acquisitions, your stock ownership could be diluted;

•                       Possible volatility in our stock price could negatively affect our stockholders;

•                       Heartland has the power to substantially influence all matters submitted to our stockholders and exercise significant influence over our decisions;

•                       We are party to certain transactions with Heartland and its affiliates which may continue in the future;

•                       Provisions of Delaware law, our certificate of incorporation and by-laws, could delay or prevent a change in control of our company, which could adversely impact the value of our common stock; and

•                       We have no plans to pay regular dividends on our common stock, so you may not receive funds without selling your common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities by us covered by this prospectus for general corporate purposes including the reduction of outstanding indebtedness, acquisitions, capital expenditures and working capital and any other purposes that we specify in the applicable prospectus supplement.

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder.  We have been advised by the Selling Stockholder that the shares they may sell under this prospectus would be sold, if at all, in order to provide liquidity to the Selling Stockholder’s investors.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Fiscal year Ended December 31,
	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges (1)	n/a	n/a	n/a	1.3x	2.1x

(1)                                  For purposes of calculating the ratio of earnings to fixed charges, earnings represents income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense, including amortization of deferred financing costs and debt extinguishment costs, and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the years ended December 31, 2008, 2007 and 2006, additional earnings of $123.6 million, $174.9 million, and $110.6 million, respectively, would have been required to make the ratio 1.0x.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws.  We refer to our certificate of incorporation as so amended as our certificate of incorporation.  The certificate of incorporation, authorizes us to issue 400,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of December 31, 2010, there were outstanding 34,065,856 shares of common stock held of record by 601 stockholders and there were no shares of preferred stock issued and outstanding.  In addition, there were 1,742,086 shares of common stock reserved for issuance upon exercise of outstanding stock options, of which 925,182 were vested.  The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor.  Our credit facilities and the indenture governing the notes impose restrictions on our ability to pay dividends on common stock.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

As of December 31, 2010, there were no outstanding shares of preferred stock.  Our certificate of incorporation authorizes the Board of Directors, subject to limitations prescribed by law, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights (which may be greater than one vote per share), rights and terms of redemption, sinking fund provisions for the redemption or purchase of the shares and liquidation preference, any or all of which may be greater than the rights of the common stock.  The issuance of preferred stock could:

•                       adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation;

•                       decrease the market price of our common stock; or

•                       delay, deter or prevent a change in our control.

We have no current plans to issue any shares of preferred stock although they may be issued in the future.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.  The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

Shareholders Agreement

Heartland and other investors are parties to a shareholders agreement regarding their ownership of our common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-laws

Delaware Law

We have elected to opt out of the provisions of Section 203 of the Delaware General Corporation Law.  In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either the person becoming an interested stockholder or the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15.0% or more of the corporation’s voting stock.

Certificate of Incorporation and By-law Provisions

Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

Classified Board.  Our certificate of incorporation provides that our Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible.  As a result, approximately one-third of our Board of Directors will be elected each year.  The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board.  Our certificate of incorporation and the by-laws provide that subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board, but must consist of not less than three or more than fifteen directors.

Under the Delaware General Corporation Law, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause.

No Cumulative Voting.  The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.  Our certificate of incorporation does not expressly provide for cumulative voting.  Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.  Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting.  Our by-laws also specify requirements as to the form and content of a stockholder’s notice.  These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

No Action by Written Consent; Special Meeting.  Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing.  In addition, our by-laws provide that special meetings of our stockholders may be called only by the Board of Directors or the chairman of the Board of Directors.

Authorized but Undesignated Stock.  The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us or otherwise render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitation of Liability and Indemnification

Our certificate of incorporation contains provisions that limit the personal liability of each of our directors for monetary damages for breach of fiduciary duty as a director, except for liability

(a)                                  for any breach of a director’s duty of loyalty to us or our affiliates or our stockholders,

(b)                                 for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(c)                                  under Section 174 of the DGCL, or

(d)                                 for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.  Our by-laws allow us to indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Our certificate of incorporation further provides that we will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ours, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, to the fullest extent permitted by the Delaware General Corporation Law.  This right of indemnification shall include the right to have paid by us the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition.  If Delaware law so requires, however, the advancement of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) will only be made upon the delivery to us of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such person is not entitled to be indemnified for such expenses by us.

We have entered into indemnity agreements with our directors and certain of our executive officers for the indemnification and advancement of expenses to these persons.  We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.  We also intend to enter into these agreements with our future directors and certain of our executive officers.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any director, executive officer, employee or agent where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Transfer Agent and Registrar

Registrar and Transfer Company currently serves as the transfer agent and registrar for the common stock and as rights agent for the rights.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TRS.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus.  The debt securities may be issued as senior debt securities or subordinated debt securities.  The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions.  The trustee for each series of our debt securities will be identified in the applicable prospectus supplement.  We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.”  Together the senior indenture and the subordinated indenture are called “indentures.”

The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part.  The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution.  We have not yet selected a trustee for either of the indentures, and we have not yet executed either indenture.  Prior to issuing any debt securities, we will be required to select a trustee for the applicable indenture or indentures, qualify the trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.

The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture.  The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the indentures.  This summary does not describe every aspect of the debt securities or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture.  We urge you to read the applicable indenture in its entirety.  This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General

The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under each indenture, in one or more series, and in any currency or currency units.  We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officer’s certificates pursuant to a board resolution.  We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•                  the title, and the price at which we will sell, the offered debt securities;

•                  whether the offered debt securities are senior debt securities or subordinated debt securities;

•                  the aggregate principal amount of the offered debt securities;

•                  the date or dates on which principal will be payable or how to determine such date or dates;

•                  the rate or rates or method of determination of interest;

•                  the date from which interest will accrue;

•                  the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•                  the place of payment on the offered debt securities;

•                  any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•                  the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•                  any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•                  the terms and conditions upon which payment on the offered debt securities may change;

•                  whether the offered debt securities are defeasible;

•                  any addition to or change in the events of default;

•                  any addition to or change in the covenants in the applicable indenture;

•                  the terms of any right to convert the offered debt securities into common shares; and

•                  any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity.  The applicable prospectus supplement will describe all material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries.  Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places.  Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges

The debt securities of each series will be issued only in fully registered form, without interest coupons.  Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement.  The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee.  Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.  In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary.  In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary.  Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•                  we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

•                  we do not pay principal or premium, if any, on any debt securities of the applicable series at maturity;

•                  we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•                  we default in the performance, or are in breach, of a covenant or warranty of the applicable indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable indenture solely for the benefit of debt securities other than that series), and such default or breach continues for a period of 60 days after there has been given by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% of the principal amount of debt securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied;

•                  certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•                  any other event of default provided with respect to debt securities of that series occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable.  Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction.  Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.

Merger or Consolidation

Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•                  the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•                  immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing; and

•                  all other conditions specified in the applicable prospectus supplement are met.

Modification or Waiver

Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:

•                  to evidence the succession of another entity to us and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder;

•                  to add one or more covenants or other provisions for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

•                  to add any additional events of default for all or any series of debt securities, and if those events of default are to be applicable to less than all series, stating that those events of default are expressly being included solely to be applicable to that series;

•                  to change or eliminate any provision of the applicable indenture or to add any new provision to the applicable indenture that does not adversely affect the interests of the holders;

•                  to provide security for the debt securities of any series or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•                  to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided, that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

•                  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•                  to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•                  to cure any ambiguity, defect or inconsistency;

•                  to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the Trust Indenture Act; or

•                  to modify any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture, provided, those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification.  However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•                  change the stated maturity of the principal of or interest on any debt security (other than pursuant to the terms of the debt security), reduce the principal amount, premium or interest payable upon redemption, change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

•                  reduce the percentages of holders whose consent is required for any modification or waiver or reduce the requirements for quorum and voting under the applicable indenture;

•                  modify certain of the provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•                  a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•                  a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Legal Defeasance and Covenant Defeasance

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•                  all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation;

•                  all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•                  have become due and payable;

•                  will become due and payable at their stated maturity within one year; or

•                  are to be called for redemption within one year; or

•                  certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series.  Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e., the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e., the “covenant defeasance option,” at any time after the conditions specified in the applicable prospectus supplement have been satisfied.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt.  The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness.  Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordination

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities.  However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected.  Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness.  In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods.  If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.  Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities.  The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation).  Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Corporate Existence

Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by TriMas’s then existing or future subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantor subsidiaries.  In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.  The guarantees will be general obligations of each guarantor.  The guarantees will be joint and several obligations of the guarantors.  If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor.  The Subsidiary Guarantors are guarantors under the indenture governing our existing senior notes and our existing senior credit facilities.  The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.  The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

Background

In 1998, the Company was acquired by Metaldyne Corporation (“Metaldyne”) (which was then named MascoTech, Inc.) and, in November 2000, Metaldyne was acquired by an investor group led by the Selling Stockholder.  On June 6, 2002, an investor group led by the Selling Stockholder acquired 66% of the Company’s fully diluted common equity from Metaldyne.  Upon the consummation of the Company’s initial public offering on May 17, 2007, the Selling Stockholder retained control of approximately 45.2% of the Company’s voting stock.

Material Relationships

The Company, the Selling Stockholder and certain other parties are party to a Shareholders Agreement.  As a result of dispositions of the Company’s common equity by the Selling Stockholder and the other parties to the Shareholders Agreement since the Company’s initial public offering, the Selling Stockholder is no longer entitled to elect a majority of the Company’s Board of Directors pursuant to the terms of the Shareholders Agreement.  However, based on the Selling Stockholder’s ownership of approximately 33.9% of the Company’s outstanding voting common equity, the Selling Stockholder has the power to influence the election of a majority of the Company’s directors.  There are no arrangements or understandings between any of the Company’s directors on the one hand and the Selling Stockholder on the other hand pursuant to which a director was selected.  The Shareholders Agreement also provides the Selling Stockholder and the other parties to it with certain registration rights under the Securities Act.

The Company and the Selling Stockholder are also party to an advisory services agreement, pursuant to which the Selling Stockholder is reimbursed for certain of its expenses and may continue to earn a fee not to exceed 1.0% of the transaction value for services provided in connection with certain future financings, acquisitions and divestitures by the Company, in each case subject to the approval by the disinterested members of the Company’s Board of Directors.  The Selling Stockholder did not charge the Company any fees related to transaction services in 2010.  During 2009, the independent directors approved fees of approximately $2.9 million for services rendered in connection with the Company’s debt refinancing activities and $0.1 million for reimbursement of normal-course operating expenses.

The Company has also entered into an agreement with the Selling Stockholder granting certain rights to consult with management and receive information about the Company and to consult with the Company on significant matters so long as the Selling Stockholder continues to own any of the Company’s securities.  The Selling Stockholder has the right to attend Board of Directors meetings as an observer if they no longer have the right to designate one or more members of the Board of Directors.  The Selling Stockholder must maintain the confidentiality of any material non-public information it receives in connection with the foregoing rights.   The Selling Stockholder will not be paid any fees or receive any compensation or expense reimbursement pursuant to this agreement.

One of the Company’s directors, Mr. Tredwell, is the managing member of the Selling Stockholder.  Mr. Valenti, the Company’s Chairman, is a former advisor to the Selling Stockholder and is affiliated with entities that are members of a limited liability company that owns a limited partnership interest in the Selling Stockholder.

Ownership as of December 31, 2010

The Selling Stockholder may resell from time to time up to 11,904,972 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act).

The following table, based upon information currently known by us, sets forth as of December 31, 2010:  (i) the number of shares held of record or beneficially by the Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering(1)	Common Stock Offered Pursuant to this Prospectus(1)	Owned Upon Completion of this Offering (2)	Percentage of Common Stock Owned Upon Completion of this Offering(3)
Heartland Industrial Associates, L.L.C.	11,904,972	11,904,972	0	0

(1)      These shares of common stock are beneficially owned indirectly by the Selling Stockholder as the general partner, managing member and/or general partner of a sole member, as the case may be, of each of the limited partnerships or limited liability companies listed below, which hold shares of common stock directly.  These limited partnerships and limited liability companies are holders of record of common stock as follows: 8,820,936 shares are held by TriMas Investment Fund I, L.L.C. (“TIF I”);  2,243,827 shares are held by Metaldyne Investment Fund I, L.L.C. (“MIF I”); 673,065 shares are held by HIP Side-by-Side Partners, L.P.; 134,192 shares are held by TriMas Investment Fund II, L.L.C. and 32,952 shares are held by Metaldyne Investment Fund II, L.L.C.  In addition, by reason of a shareholders agreement, the Selling Stockholder, and Heartland Industrial Partners, L.P., as the managing member of TIF I and MIF I, may be deemed to share beneficial ownership of shares of common stock held by other shareholders party to such shareholders agreement and may be considered to be members of a “group,” as such term is used under Section 13(d) under the Exchange Act.  In offerings hereunder, it is presently expected that the Selling Stockholder would determine the actual allocation of the aggregate of 11,904,972 shares among the holders of record of the common stock.  The address of Heartland Industrial Associates, L.L.C. and its affiliated funds listed above is 177 Broad Street, 10th Floor, Stamford, Connecticut 06901.  Daniel P. Tredwell is the Managing Member of the Selling Stockholder and, as such, has sole voting and dispositive power over the shares held by the Selling Stockholder.  Mr. Tredwell disclaims beneficial ownership of such shares.  The Selling Stockholder is neither a broker-dealer nor an affiliate of a broker-dealer.

(2)      We do not know when or in what amounts the Selling Stockholder may offer shares for sale.  The Selling Stockholder may not sell any or all of the shares offered by this prospectus.  Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

(3)      Percentage ownership is based on 34,065,856 shares of common stock outstanding as of December 31, 2010, plus 1,048,106 shares of common stock deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.

PLAN OF DISTRIBUTION

Offering by Registrants

We may sell the securities:

•                       through underwriters or dealers;

•                       through agents;

•                       directly to purchasers; or

•                       through a combination of any such methods of sale.

Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.  The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts.  The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of or the trading market for any such securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

In compliance with the guidelines of the Financial Industry Regulatory, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.

Our common stock is quoted on NASDAQ Global Select Market under the symbol “TRS.”  The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

Offering by Selling Stockholder

The Selling Stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholder may use any one or more of the following methods when selling such shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•                                          one or more underwritten offerings on a firm commitment or best efforts basis;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell such shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder  (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  In no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the gross proceeds received by the Selling Stockholder for the sale of securities hereunder.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the Selling Stockholder (as well as persons, including broker-dealers or agents deemed to be “underwriters” within the meaning of the Securities Act) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with a registration rights agreement, or the Selling Stockholder will be entitled to contribution.

The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholder.  If we are notified by the Selling Stockholder that any material arrangement has been entered into with any underwriters or broker-dealers for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Cahill Gordon & Reindel LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, together with the related notes, management’s report on internal control over financial reporting as of December 31, 2010, and the reports of KPMG LLP, independent registered public accounting firm, all contained in the Company’s 2010 annual report on Form 10-K, are incorporated herein by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement.  For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it.  You may read and copy any document which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the Exchange Act.  We file annual, quarterly and current reports, proxy statements, and other information with the SEC to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  The documents we are incorporating by reference as of their respective dates of filing are as follows:

•                       Our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011; and

•                       The description of our common stock contained in our registration statement on Form8-A (File No. 001-10716).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering by this prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.  In addition, we also incorporate by reference all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this registration statement and prior to the effectiveness of this registration statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Investor Relations
39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan  49304
(248) 631-5450.

COMMON STOCK AND DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF TRIMAS
CORPORATION BY THE SUBSIDIARY GUARANTORS

AND

11,904,972 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDER

PROSPECTUS

              , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount
Securities and Exchange Commission registration fee	$53,954
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Rating agencies fees	*
Trustee fees (including counsel fees)	*
Miscellaneous fees and expenses	*
Total	*

*              Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.                                                    Indemnification of Directors and Officers.

The Delaware Corporations

Delaware General Corporation Law

TriMas Corporation is a Delaware corporation.  Section 145 of the General Corporation Law of Delaware as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith.  The rights conferred by Article 11 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.  In addition, Section 7 of our amended and restated by-laws state that we may indemnify our officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

Article 10 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which a director derives improper personal benefit.

Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

We have entered into indemnity agreements with our directors and certain of our executive officers for the indemnification and advancement of expenses to these persons.  We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.  We also intend to enter into these agreements with our future directors and certain of our executive officers.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Arrow Engine Company, Cequent Performance Products, Inc., Compac Corporation, Lamons Gasket Company, Monogram Aerospace Fasteners, Inc., Norris Cylinder Company, Richards Micro-Tool, Inc., Rieke Leasing Co., Incorporated and Rieke of Mexico, Inc.

Article 6 of the each corporations’ Bylaws provide that the corporation shall, to the fullest extent permitted by the Delaware Corporation Law indemnify any person whom it shall have power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law.

The third paragraph of the Restated Certificate of Incorporation of Cequent Performance Products, Inc. provides that the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have the power to indemnify under that section.

NI Industries, Inc.

Article 6 of the Bylaws of NI Industries, Inc. provides that the corporation shall indemnify any person who was or is an authorized representative of the corporation and who is a party to or threatened to be made a party to any third party or corporate proceeding by reason of the fact that such person was or is an authorized representative of the corporation against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceedings if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and with respect to a criminal proceeding had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be made in respect of any claim on which such person have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless the Court of Chancery shall determines otherwise.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

TriMas Company LLC and Hi-Vol Products LLC

Section 2.06 of of the Limited Liability Company Agreement of TriMas Company LLC and the Limited Liability Company Agreement of Hi-Vol Products LLC requires the company to indemnify and hold harmless a member in the event such member becomes liable for any debt, obligation or liability of the company or is directly or indirectly required to make payments with respect thereto. The Limited Liability Company Agreements also provide that each member shall be indemnified and saved harmless by the company from any claim, demand, loss or damage incurred by such member on behalf of the company, except if such act or omission shall be contrary to the Limited Liability Company Agreement or result from such member’s gross negligence or fraud.

TriMas International Holdings LLC and Towing Holding LLC

Article 7 of the Limited Liability Company Agreement of TriMas International Holdings LLC and Article 6 of the Limited Liability Company Agreement of Towing Holding LLC provide that a person who is a member shall not be liable for the acts, debts or liabilities of the company beyond its capital contribution. Article 7 and Article 6 of the respective Limited Liability Company Agreements also provide that to the fullest extent permitted by applicable law, the members shall be entitled to indemnification from the company for any loss, damage or claim incurred by the members by reason of any act or mission performed or omitted by in good faith on behalf of the company and any other manager, member or any affiliate of the manager or members and any officers, directors, shareholders, partner or employee of the manager or members and their respective affiliates shall be entitled to indemnification from the company for any loss, damage or claim incurred by such persons by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred on such person by this Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

The Indiana Corporation

Indiana Business Corporation Law

Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that unless otherwise provided in its articles of incorporation, a corporation may indemnify its directors and officers under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their position in the corporation. A director or officer may be indemnified if (i) the individual’s conduct was in good faith, (ii) the individual reasonably believed (a) that the conduct was in the best interests of the corporation (if the individual was acting in his official capacity with the corporation) or (b) that the conduct was not opposed to the corporation’s best interests (in all other cases), and (iii) in the case of a criminal proceeding, the individual either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer against reasonable expenses incurred by the director or officer if the director or officer was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a made party because of his position in the corporation.

The IBCL permits a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation.

Rieke Corporation

Article 6 of the Bylaws of Rieke Corporation provides that the corporation shall, to the fullest extent permitted by the Delaware Corporation Law indemnify any person whom it shall have power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law.

The Michigan Corporation

Michigan Business Corporation Act

Sections 561 of the Michigan Business Corporation Act (the “MBCA”) gives a corporation the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Section 209 (1)(c) of the MBCA permits a Michigan corporation to include in its articles of incorporation a provision eliminating or limiting a director’s liability to a corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for  (i) an amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of section 551 of the MBCA; or (iv) an intentional criminal act.

Keo Cutters, Inc.

Article 6 of the Bylaws of Keo Cutters, Inc. provides that the corporation shall indemnify any director, officer or employee of the corporation whom shall have power to indemnify under the Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act and may indemnify any agent of the corporation to the such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

The Ohio Corporations

Ohio General Corporation Law

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

Cequent Consumer Products, Inc.

Article 5 of the Bylaws provides that the corporation shall indemnify any director or officer to the fullest extent provided by, or permissible under Section 1701.13(E), Ohio Revised Code and specifically authorizes the corporation to take any and all further action to effectuate any indemnification of any director or officer which any Ohio corporation may have power to take, by any vote of the shareholders, vote of disinterested directors, by any agreement, or otherwise. The Bylaws also provides that the corporation may purchase and maintain insurance for protection of the corporation and for protection of the any director, officer, employee and /or any other person for whose protection and to the fullest extent such insurance may be purchased and maintained under 1701.13(E)(7), Ohio Revised Code, or otherwise.

Dew Technologies, Inc.

Article 8 of the Bylaws of Dew Technologies, Inc. provides that the corporation shall indemnify any person who was or is an authorized representative of the corporation and who is a party to or threatened to be made a party to any third party or corporate proceeding by reason of the fact that such person was or is an authorized representative of the corporation against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceedings if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and with respect to a criminal proceeding had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be made in respect of any claim on which such person have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless the Court of Chancery shall determines otherwise.

Lake Erie Products Corporation

Article 8 of the Bylaws of Lake Erie Products Corporation provides that the corporation shall indemnify, to the full extent authorized or permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

The Wisconsin Limited Liability Company

Wisconsin Business Corporation Act

Section 180.0851 of the Wisconsin Business Corporation Law (the “WBCL”) requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In other cases, a corporation must indemnify a director or officer against liability incurred in a proceeding if such person was a party to such proceeding because he or she was a director or officer of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the article of incorporation or bylaws of a corporation, a written agreement between the director or officer and a corporation, or a resolution of the board of directors or the shareholders.

The Hammerblow Company, LLC

Article 14 of the Bylaws provides that the corporation shall indemnify a director or officer, to the extent he/she has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses, including fees, costs, charges, disbursements and attorney fees, incurred in the proceeding, provided the director or officer was a party because he/ she is a director or officer of the corporation, and in all other cases, the corporation shall indemnify a director of officer against liability, including judgments, settlements, penalties, assessment, forfeitures, fines and reasonable expenses, incurred by the director or officer in the proceeding, provided the director or officer breached or failed to perform a duty he/ she owes to the corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the corporation or its shareholders in connection with the matter in which the director or officer had reasonable cause to believe his/ her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which the director or officer derived an improper personal profit, or (d) willful misconduct.

Item 16.                                                    Exhibits.

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.                                                    Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(3)           The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)           Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

TriMas Corporation

/s/ DAVID M. WATHEN
David M. Wathen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN	President and Chief Executive Officer	March 31, 2011
David M. Wathen	(Principal Executive Officer) and Director

/s/ A. MARK ZEFFIRO	Chief Financial Officer (Principal Financial Officer and	March 31, 2011
A. Mark Zeffiro	Principal Accounting Officer)

*	Chairman of the Board of Directors	March 31, 2011
Samuel Valenti III

*	Director	March 31, 2011
Marshall A. Cohen

*	Director	March 31, 2011
Richard M. Gabrys

*	Director	March 31, 2011
Eugene A. Miller

*	Director	March 31, 2011
Daniel P. Tredwell

* /s/ Joshua A. Sherbin	Attorney in Fact	March 31, 2011
Joshua A. Sherbin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

TRIMAS COMPANY LLC

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN	President & Manager (Principal Executive Officer)	March 31, 2011
David M. Wathen

/s/ A. MARK ZEFFIRO	Vice President & Manager (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Manager	March 31, 2011
Joshua A. Sherbin

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

ARROW ENGINE COMPANY

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LEN TURNER	President (Principal Executive Officer)	March 31, 2011
Len Turner

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ BRENT WITTE	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Brent Witte

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31 day of March, 2011.

CEQUENT PERFORMANCE PRODUCTS, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ TOM BENSON	President (Principal Executive Officer)	March 31, 2011
Tom Benson

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ DAVID RICE	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
David Rice

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

CEQUENT CONSUMER PRODUCTS, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN ALEVA	President (Principal Executive Officer)	March 31, 2011
John Aleva

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ BEN SHAFER	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Ben Shafer

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31 day of March, 2011.

COMPAC CORPORATION

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. BROOKS	President (Principal Executive Officer)	March 31, 2011
Lynn A. Brooks

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ CHRISTOPHER BARON	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Christopher Baron

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

DEW TECHNOLOGIES, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ELI CROTZER	President (Principal Executive Officer)	March 31, 2011
Eli Crotzer

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

HI-VOL PRODUCTS LLC

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ELI CROTZER	President (Principal Executive Officer)	March 31, 2011
Eli Crotzer

/s/ A. MARK ZEFFIRO	Vice President & Manager	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Manager	March 31, 2011
Joshua A. Sherbin

/s/ ROBERT DOW	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Robert Dow

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Manager	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

KEO CUTTERS, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

POWER OF ATTORNEY

We the undersigned officers and directors of the registrant, hereby severally constitute and appoint David M. Wathen and Joshua A. Sherbin, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ELI CROTZER	President (Principal Executive Officer)	March 31, 2011
Eli Crotzer

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ JEFFREY WOLF	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Jeffrey Wolf

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

LAKE ERIE PRODUCTS CORPORATION

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN	President & Director (Principal Executive Officer)	March 31, 2011
David M. Wathen

/s/ A. MARK ZEFFIRO	Vice President & Director (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

MONOGRAM AEROSPACE FASTENERS, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ BRIAN MCGUIRE	President (Principal Executive Officer)	March 31, 2011
Brian McGuire

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ WILLIAM KENT	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
William Kent

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

NI INDUSTRIES, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ BRIAN MCGUIRE	President (Principal Executive Officer)	March 31, 2011
Brian McGuire

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ DAN KOSMINSKI	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Dan Kosminski

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

NORRIS CYLINDER COMPANY

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JERRY VAN AUKEN	President (Principal Executive Officer)	March 31, 2011
Jerry Van Auken

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ BRANDON PERLICH	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Brandon Perlich

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

RICHARDS MICRO-TOOL, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ELI CROTZER	President (Principal Executive Officer)	March 31, 2011
Eli Crotzer

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ JEFFREY WOLF	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Jeffrey Wolf

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

RIEKE CORPORATION

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. BROOKS	President (Principal Executive Officer)	March 31, 2011
Lynn A. Brooks

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ CHRISTOPHER BARON	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Christopher Baron

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

RIEKE LEASING CO., INCORPORATED

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. BROOKS	President (Principal Executive Officer)	March 31, 2011
Lynn A. Brooks

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ CHRISTOPHER BARON	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Christopher Baron

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

RIEKE OF MEXICO, INC.

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. BROOKS	President (Principal Executive Officer)	March 31, 2011
Lynn A. Brooks

/s/ A. MARK ZEFFIRO	Vice President & Director	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ CHRISTOPHER BARON	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Christopher Baron

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Director	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

THE HAMMERBLOW COMPANY, LLC

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ TOM BENSON	President (Principal Executive Officer)	March 31, 2011
Tom Benson

/s/ A. MARK ZEFFIRO	Vice President & Manager	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Manager	March 31, 2011
Joshua A. Sherbin

/s/ DAVID RICE	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
David Rice

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ DAVID M. WATHEN	Manager	March 31, 2011
David M. Wathen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

TRIMAS INTERNATIONAL HOLDINGS LLC

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN	President & Manager (Principal Executive Officer)	March 31, 2011
David M. Wathen

/s/ A. MARK ZEFFIRO	Vice President & Manager (Principal Financial Officer	March 31, 2011
A. Mark Zeffiro	and Principal Accounting Officer)

/s/ ROBERT J. ZALUPSKI	Vice President & Treasurer	March 31, 2011
Robert J. Zalupski

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Manager	March 31, 2011
Joshua A. Sherbin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

LAMONS GASKET COMPANY

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KURT ALLEN	President & Director (Principal Executive Officer)	March 31, 2011
Kurt Allen

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Director	March 31, 2011
Joshua A. Sherbin

/s/ BRAD HUBBARD	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	March 31, 2011
Brad Hubbard

/s/ HENRY GUND	Vice President, Treasurer & Director	March 31, 2011
Henry Gund

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 31st day of March, 2011.

TOWING HOLDING LLC

/s/ JOSHUA A. SHERBIN
Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN	President & Manager (Principal Executive Officer)	March 31, 2011
David M. Wathen

/s/ A. MARK ZEFFIRO	Vice President & Manager	March 31, 2011
A. Mark Zeffiro

/s/ JOSHUA A. SHERBIN	Vice President, Secretary & Manager	March 31, 2011
Joshua A. Sherbin

/s/ ROBERT ZALUPSKI	Treasurer (Principal Financial Officer and Principal	March 31, 2011
Robert Zalupski	Accounting Officer)

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act:

1.1(a)                           Form of Equity Underwriting Agreement.

1.2(a)                           Form of Debt Underwriting Agreement.

4.1(b)                          Form of Senior Indenture.

4.2(b)                          Form of Senior Subordinated Indenture.

4.3(b)                          Form of Senior Debt Security (included in Exhibit 4.1(b)).

4.4(b)                          Form of Subordinated Debt Security (included in Exhibit 4.2(b)).

5.1(a)                           Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

12.1(b)                    Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1(a)                     Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.2(a)                     Consent of KPMG LLP.

24.1(b)                    Power of Attorney (included in the signature pages to the Registration Statement).

25.1(c)                     Form T-1 Statement of Eligibility of the Senior Indenture under the Trust indenture Act of 1939, as amended.

25.2(c)                     Form T-1 Statement of Eligibility of the Senior Subordinated Indenture under the Trust indenture Act of 1939, as amended.

(a)                                  Filed herewith.

(b)                                 Incorporated by reference to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 28, 2011.

(c)                                  To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated by reference herein.